Exhibit 99.1
Keros Therapeutics Reports Recent First Quarter 2026 Financial Results

LEXINGTON, Mass., May 14, 2026 (GLOBE NEWSWIRE) -- Keros Therapeutics, Inc. (“Keros” or the “Company”) (Nasdaq: KROS), a clinical-stage biopharmaceutical company focused on developing and commercializing novel therapeutics to treat a wide range of patients with disorders that are linked to dysfunctional signaling of the transforming growth factor-beta (“TGF-ß”) family of proteins, today reported financial results for the quarter ended March 31, 2026.

“Continuing to progress our pipeline remains our top priority, setting the stage for future catalysts and growth opportunities,” said Jasbir S. Seehra, Ph.D., President and Chief Executive Officer. “In addition, we are excited that our partner, Takeda Pharmaceuticals U.S.A., Inc. (“Takeda”), plans to advance elritercept into a Phase 3 clinical trial to evaluate elritercept as a treatment of anemia in myelofibrosis, broadening the indication opportunity beyond myelodysplastic syndromes.”

First Quarter 2026 Financial Results

Keros reported a net loss of $23.7 million in the first quarter of 2026 as compared to a net income of $148.5 million in the first quarter of 2025. The decrease of $172.2 million was largely due to revenue recognized in 2025 related to Keros' license agreement with Takeda and decreased research and development efforts.

Research and development expenses were $16.1 million for the first quarter of 2026 as compared to $48.7 million for the same period in 2025. The decrease of $32.6 million was primarily due to the transition of elritercept-related research and development expenses to Takeda and the corporate restructuring that was completed in 2025.

General and administrative expenses were $10.1 million for the first quarter of 2026 as compared to $10.5 million for the same period in 2025. The decrease of $0.4 million was primarily due to a decrease in compensation costs in connection with the 2025 corporate restructuring.

Keros’ cash and cash equivalents as of March 31, 2026 was $281.5 million compared to $287.4 million as of December 31, 2025. Based on current operating assumptions, Keros expects that its cash and cash equivalents as of March 31, 2026 will enable Keros to fund its operating expenses and capital expenditure requirements into the first half of 2028.

About Keros Therapeutics, Inc.

Keros is a clinical-stage biopharmaceutical company focused on developing and commercializing novel therapeutics to treat a wide range of patients with disorders that are linked to dysfunctional signaling of the TGF-ß family of proteins. Keros is a leader in understanding the role of the TGF-ß family of proteins, which are master regulators of the growth, repair and maintenance of a number of tissues, including skeletal muscle, bone, adipose, heart tissue and blood. By leveraging this understanding, Keros has discovered and is developing protein therapeutics that have the potential to provide meaningful and potentially disease-modifying benefit to patients. Keros’ lead product candidate, rinvatercept, is being developed for the treatment of Duchenne muscular dystrophy and for the treatment of amyotrophic lateral sclerosis. Keros’ most advanced product candidate, elritercept, is being developed for the treatment of cytopenias, including anemia and thrombocytopenia, in patients with myelodysplastic syndrome and in patients with myelofibrosis.

Cautionary Note Regarding Forward-Looking Statements

Statements contained in this press release regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Words such as “continue”, “expect”, “plan”, “look forward to”, “will”, “potential” or similar expressions are intended to identify forward-looking statements. Examples of these forward-looking statements include statements concerning: Keros’ expectations regarding its growth, strategy, progress and the design, objectives and timing of its clinical trials for rinvatercept and elritercept; Takeda’s plans to advance elritercept into a Phase 3 clinical trial to evaluate elritercept as a treatment of anemia in myelofibrosis; and Keros’ expected cash runway. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. These risks and uncertainties include, among others: Keros’ limited operating history and historical losses; Keros’ ability to raise additional funding to complete the development and any commercialization of its product candidates; Keros’ dependence on the success of its product candidates, rinvatercept and elritercept; that Keros may be delayed in initiating, enrolling or completing any clinical trials; competition from third parties that are developing products for similar uses; Keros’ ability to obtain, maintain and protect its intellectual property; and Keros’ dependence on third parties in connection with manufacturing, clinical trials and preclinical studies.

These and other risks are described more fully in Keros’ filings with the Securities and Exchange Commission (“SEC”), including the “Risk Factors” section of the Company’s Annual Report on Form 10-K, filed with the SEC on March 4, 2026, and its other documents subsequently filed with or furnished to the SEC. All forward-looking statements contained in this press release speak only as of the date on which they were made. Except to the extent required by law, Keros undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

Investor Contact:

Justin Frantz
jfrantz@kerostx.com
617-221-6042

KEROS THERAPEUTICS, INC.
Condensed Consolidated Statements of Operations
(In thousands, except share and per share data)
(Unaudited)

	THREE MONTHS ENDED MARCH 31,
	2026	2025
REVENUE:
Service and other revenue	367	15,891
License revenue	—	195,355
Total revenue	367	211,246
OPERATING EXPENSES:
Research and development	(16,097)	(48,709)
General and administrative	(10,147)	(10,497)
Total operating expenses	(26,244)	(59,206)
INCOME (LOSS) FROM OPERATIONS	(25,877)	152,040
OTHER INCOME (EXPENSE), NET
Dividend income	2,335	6,792
Other expense, net	(166)	(338)
Total other income, net	2,169	6,454
Income (loss) before income taxes	(23,708)	158,494
Income tax provision	—	(10,043)
Net income (loss)	$(23,708)	$148,451

Net income (loss) attributable to common stockholders—basic and diluted	$(23,708)	$148,451

Weighted-average shares of common stock outstanding — basic	19,629,906	40,559,355
Weighted-average shares of common stock outstanding — diluted	19,629,906	41,021,325

Net income (loss) per share of common stock — basic	$(1.21)	$3.66
Net income (loss) per share of common stock — diluted	$(1.21)	$3.62

KEROS THERAPEUTICS, INC.
Condensed Consolidated Balance Sheets
(In thousands, except share and per share data)
(Unaudited)

	MARCH 31, 2026	DECEMBER 31, 2025
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	281,497	287,415
Accounts receivable	400	3,567
Prepaid expenses and other current assets	6,530	22,202
Current income tax receivable	2,250	2,250
Total current assets	290,677	315,434
Operating lease right-of-use assets	16,205	16,841
Property and equipment, net	3,962	4,297
Restricted cash	1,449	1,449
TOTAL ASSETS	312,293	338,021
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	1,493	1,967
Current portion of operating lease liabilities	2,501	2,408
Accrued expenses and other current liabilities	8,859	16,039
Total current liabilities	12,853	20,414
Operating lease liabilities, net of current portion	13,810	14,475
Total liabilities	26,663	34,889
STOCKHOLDERS' EQUITY:
Preferred stock, par value of $0.0001 per share; 10,000,000 shares authorized as of March 31, 2026 and December 31, 2025; no shares issued and outstanding	—	—
Series A junior participating preferred stock, par value of $0.0001 per share; 500,000 authorized as of March 31, 2026 and December 31, 2025; no shares issued and outstanding	—	—
Common stock, par value of $0.0001 per share; 200,000,000 shares authorized as of March 31, 2026 and December 31, 2025; 40,859,597 shares issued and 19,732,837 shares outstanding as of March 31, 2026 and 40,670,466 shares issued and 19,543,706 shares outstanding as of December 31, 2025	4	4
Treasury stock, at cost; 21,126,760 shares as of March 31, 2026 and December 31, 2025	(384,558)	(384,558)
Additional paid-in capital	1,175,657	1,169,451
Accumulated deficit	(505,473)	(481,765)
Total stockholders' equity	285,630	303,132
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	312,293	338,021